UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2007

Accredited Mortgage Loan REIT Trust

(Exact name of Registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2007, A. Jay Meyerson and Stephen E. Wall were appointed to the Board of Trustees of Accredited Mortgage Loan REIT Trust (the “REIT”). In addition, Mr. Wall has been added to the Audit Committee of the REIT. Messrs. Meyerson and Wall are also directors of the REIT’s indirect parent company, Accredited Home Lenders Holding Co. (“Accredited”), having been previously elected to Accredited’s Board of Directors effective October 1, 2006 pursuant to the terms of the Agreement and Plan of Merger dated as of May 24, 2006, by and among Aames Investment Corporation, Accredited and AHL Acquisition, LLC.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2007, in connection with the appointment of Messrs. Meyerson and Wall to the REIT Board of Trustees, the Board of Trustees, pursuant to the REIT’s Declaration of Trust and Bylaws, increased the total number of REIT Trustees to nine (9).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust

Date: May 1, 2007	By:	/s/ James A. Konrath
James A. Konrath
Chief Executive Officer

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